SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934





                August 21, 1997 (Date of earliest event reported)

                        August 22, 1997 (Date of Report)


                                TANDY CORPORATION


               (Exact name of registrant as specified in charter)


                Delaware             1-5571            75-1047710
            (State or other        (Commission        (IRS Employer
            jurisdiction of        File Number     Identification No.)
             incorporation)


100 Throckmorton Street Suite 1800, Fort Worth, Texas   76102
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code (817)390-3700

Item 5.  OTHER EVENTS

     The text of a press release issued by Tandy Corporation (the "Company") on August 21, 1997 is set forth below:

                  TANDY CORPORATION ANNOUNCES 2-FOR-1 SPLIT OF

                                  COMMON STOCK

     Fort Worth, Texas - The Board of Directors of Tandy Corporation (NYSE:TAN) announced a 2 for 1 split of Tandy common stock. The record date is August 29, 1997, and the distribution date is September 22, 1997. Treasury shares will not be split.

     "The implementation of strategies announced earlier this year by Tandy Corporation is making excellent progress, which combined with the performance of common stock, we believe, makes the 2 for 1 split highly desirable," said John
V. Roach, Chairman and CEO.

     The previously declared and announced quarterly cash dividend of $0.20 per share payable to stockholders of record as of October 1, 1997, with payment scheduled for October 21, 1997 has been adjusted to $0.10 to reflect the 2 for 1 split.

     Tandy Corporation, one of the largest retailers of consumer electronics, sells its products through approximately 6,800 RadioShack(R) and 94 Computer City(R) outlets.

                          END OF TEXT OF PRESS RELEASE


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 22nd day of August, 1997.



                                TANDY CORPORATION
                                   (Registrant)



Date August 22, 1997            /s/Dwain H. Hughes
                                __________________________
                                Dwain H. Hughes
                                Senior Vice President and
                                Chief Financial Officer